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Exhibit 5.1

LATHAM & WATKINS

[LETTERHEAD]

May 9, 2006

AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

  Re:
  AMC Entertainment Inc.
  Registration Statement on Form S-1 relating to $325,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2016, $250,000,000 aggregate principal amount of 8 5/8% Senior Notes due 2012, $205,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010, $212,811,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011, $175,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2012 and $300,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2014

Ladies and Gentlemen:

        In connection with the registration by AMC Entertainment Inc., a Delaware corporation (the "Company"), of the Company's outstanding (i) $325,000,000 in aggregate principal amount of 11% Senior Subordinated Notes due 2016 (the "2016 Notes"), (ii) $250,000,000 in aggregate principal amount of 8 5/8% Senior Notes due 2012 (the "Fixed Rate Notes"), (iii) $205,000,000 in aggregate principal amount of Senior Floating Rate Notes due 2010 (the "Floating Rate Notes"), (iv) $212,811,000 in aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011 (the "2011 Notes"), (v) $175,000,000 in aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2012 (the "2012 Notes") and (vi) $300,000,000 in aggregate principal amount of 8% Senior Subordinated Notes due 2014 (the "2014 Notes" and, together with the 2016 Notes, the Fixed Rate Notes, the Floating Rate Notes, the 2011 Notes and the 2012 Notes, the "Notes") and the guarantees of the Notes (the "Guarantees" and, together with the respective series of Notes, the "Securities") by the guarantors listed on Exhibit A hereto (the "Delaware Corporate Guarantors"), the guarantors listed on Exhibit B hereto (the "Delaware LLC Guarantors" and, together with the Delaware Corporate Guarantors, the "Delaware Guarantors"), the guarantors listed on Exhibit C hereto (the "California Guarantors"), the guarantors listed on Exhibit D hereto (the "Illinois Guarantors"), the guarantors listed on Exhibit E hereto (the "New York Guarantors"), the guarantor listed on Exhibit F hereto (the "Washington, D.C. Guarantor") and the guarantors listed on Exhibit G hereto (the "Remaining Guarantors" and, together with the Delaware Guarantors, the California Guarantors, the Illinois Guarantors, the New York Guarantors and the Washington, D.C. Guarantor, the "Guarantors"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act") filed with the Securities and Exchange Commission (the "Commission") on May 9, 2006 (as amended, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Registration Statement relates to offers and sales, from time to time, of an indeterminate amount of each of the several series of the Securities by certain holders of the Securities named in the Registration Statement who are or may be affiliates of the Company and the Guarantors (each such holder, a "Selling Noteholder") in connection with market-making transactions in the manner described in the prospectus that forms part of the Registration Statement (the "Prospectus"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the enforceability of the Notes and Guarantees.

        The 2016 Notes and related Guarantees were issued pursuant to an indenture, dated January 26, 2006, as supplemented by the First Supplemental Indenture, dated April 20, 2006 (the "2016 Notes

Indenture"), among the Company, the guarantors named therein and HSBC Bank USA, National Association, as Trustee (the "Trustee"). The Fixed Rate Notes and related Guarantees were issued pursuant to an indenture, dated August 18, 2004, as supplemented by the First Supplemental Indenture, dated December 23, 2004, the Second Supplemental Indenture, dated January 26, 2006, and the Third Supplemental Indenture, dated April 20, 2006 (the "Fixed Rate Notes Indenture"), among the Company, the guarantors named therein and the Trustee. The Floating Rate Notes and the related Guarantees were issued pursuant to an indenture, dated August 18, 2004, as supplemented by the First Supplemental Indenture, dated December 23, 2004, the Second Supplemental Indenture, dated January 26, 2006, and the Third Supplemental Indenture, dated April 20, 2006 (the "Floating Rate Notes Indenture"), among the Company, the guarantors named therein and the Trustee. The 2011 Notes and the related Guarantees were issued pursuant to an indenture, dated January 27, 1999, as supplemented by the First Supplemental Indenture, dated March 29, 2002, the Second Supplemental Indenture, dated December 23, 2004, the Third Supplemental Indenture, dated January 26, 2006, and the Fourth Supplemental Indenture, dated April 20, 2006 (the "2011 Notes Indenture"), among the Company, the guarantors named therein and the Trustee. The 2012 Notes and the related Guarantees were issued pursuant to an indenture, dated January 16, 2002, as supplemented by the First Supplemental Indenture, dated December 23, 2004, the Second Supplemental Indenture, dated January 26, 2006, and the Third Supplemental Indenture, dated April 20, 2006 (the "2012 Notes Indenture"), among the Company, the guarantors named therein and the Trustee. The 2014 Notes and the related Guarantees were issued pursuant to an indenture, dated February 24, 2004, as supplemented by the First Supplemental Indenture, dated December 23, 2004, the Second Supplemental Indenture, dated January 26, 2006, and the Third Supplemental Indenture, dated April 20, 2006 (the "2014 Notes Indenture" and, together with the 2016 Notes Indenture, the Fixed Rate Notes Indenture, the Floating Rate Notes Indenture, the 2011 Notes Indenture and the 2012 Notes Indenture, the "Indentures"), among the Company, the guarantors named therein and the Trustee.

        In our capacity as your special counsel in connection with such registration, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

  (a)
  each of the Indentures;

  (b)
  the form of each series of Notes;

  (c)
  the form of notation of Guarantee with respect to each series of Notes; and

  (d)
  the organizational documents and by-laws of each of the Company, the Delaware Guarantors, the California Guarantors, the Illinois Guarantors, the New York Guarantors and the Washington, D.C. Guarantor, and certain resolutions of the board of directors or equivalent body of the Company and such Guarantors.

        With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

        We are opining herein as to the internal laws of the State of New York, the General Corporation Law of the State of Delaware (the "DGCL"), the Delaware Limited Liability Company Act (the "DLLCA") and the general corporation law of the states of California and Illinois and the District of Columbia, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, California, Illinois or the District of Columbia, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning Arizona, Connecticut, Indiana, Maryland, Massachusetts, Michigan, Missouri, New Jersey, Ohio, Pennsylvania, Texas and Virginia law are addressed in the

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opinions of Quarles & Brady Streich Lang LLP, Cohn Birnbaum & Shea P.C., Hackman Hulett & Cracraft, LLP, Ballard Spahr Andrews & Ingersoll, LLP, Ropes & Gray LLP, Warner Norcross & Judd LLP, Lathrop & Gage L.C., Ballard Spahr Andrews & Ingersoll, LLP, Porter, Wright, Morris & Arthur LLP, Ballard Spahr Andrews & Ingersoll, LLP, Fulbright & Jaworski, LLP and Ballard Spahr Andrews & Ingersoll, LLP, respectively, which have been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.     Each series of Notes to be sold by the Selling Noteholders in the manner described in the Prospectus under the captions "Selling Noteholders" and "Plan of Distribution" have been duly authorized by all necessary corporate action of the Company and, assuming the execution and delivery of such Notes by authorized officers of the Company and authentication of such Notes by the Trustee in accordance with the terms of the respective Indenture against payment therefor, constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        2.     Each Indenture, including the related Guarantees contained therein, has been duly authorized by all necessary corporate action or limited liability company action, as applicable, of each Delaware Guarantor, California Guarantor, Illinois Guarantor, New York Guarantor and Washington, D.C. Guarantor and, assuming the execution and delivery of such Indenture by authorized officers of each Guarantor, the execution and delivery of the respective series of Notes by authorized officers of the Company and authentication of such Notes by the Trustee in accordance with the terms of the such Indenture against payment therefor, constitute the legally valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms.

        The opinions expressed above are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiii) the severability, if invalid, of provisions to the foregoing effect.

        With your consent, we have assumed (a) that each of the Indentures has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee,

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enforceable against it in accordance with its terms, and (b) that the status of each of the Indentures, each series of Notes and the related Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

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Exhibit A

Delaware Corporate Guarantors

AMC Entertainment International, Inc.
AMC Realty, Inc.
Centertainment, Inc.
Farmers Cinemas, Inc.
Kips Bay Cinemas, Inc.
LCE AcquisitionSub, Inc.
LCE Mexican Holdings, Inc.
Loeks Acquisition Corp.
Loews Akron Cinemas, Inc.
Loews Arlington Cinemas, Inc.
Loews Berea Cinemas, Inc.
Loews Cineplex International Holdings, Inc.
Loews Cineplex Theatres Holdco, Inc.
Loews Greenwood Cinemas, Inc.
Loews Theatre Management Corp.
Loews Theatres Clearing Corp.
Loews USA Cinemas, Inc.
Loews Vestal Cinemas, Inc.
Loews Washington Cinemas, Inc.
LTM Turkish Holdings, Inc.
National Cinema Network, Inc.
Plitt Southern Theatres, Inc.
Plitt Theatres, Inc.
RKO Century Warner Theatres, Inc.
Star Theatres of Michigan, Inc.
Star Theatres, Inc.
The Walter Reade Organization, Inc.
Theater Holdings, Inc.
U.S.A. Cinemas, Inc.

Exhibit B

Delaware LLC Guarantors

Downtown Boston Cinemas, LLC
Gateway Cinemas, LLC
Lewisville Cinemas, LLC
Loews Cineplex U.S. Callco, LLC
Loews Garden State Cinemas, LLC
Loews North Versailles Cinemas, LLC
Loews Plainville Cinemas, LLC
Methuen Cinemas, LLC
Ohio Cinemas, LLC
Richmond Mall Cinemas, LLC
Springfield Cinemas, LLC
Waterfront Cinemas, LLC

Exhibit C

California Corporate Guarantors

Loews Citywalk Theatre Corporation
S&J Theatres, Inc.

Exhibit D

Illinois Guarantors

Loews Chicago Cinemas, Inc.
Loews Merrillville Cinemas, Inc.
South Holland Cinemas, Inc.
Webster Chicago Cinemas, Inc.

Exhibit E

New York Guarantors

Crescent Advertising Corporation
Eton Amusement Corporation
Forty-Second Street Cinemas, Inc.
Lance Theatre Corporation
Loew's California Theatres, Inc.
Parkchester Amusement Corporation
Talent Booking Agency, Inc.

Exhibit F

Washington, D.C. Guarantor

Club Cinema of Mazza, Inc.

Exhibit G

Remaining Guarantors
(Jurisdiction of Organization)

AMC Card Processing Services, Inc. (Arizona)
American Multi-Cinema, Inc. (Missouri)
Brick Plaza Cinemas, Inc. (New Jersey)
Fall River Cinema, Inc. (Massachusetts)
Fountain Cinemas, Inc. (Texas)
GCT Pacific Beverage Services, Inc. (Washington)
Jersey Garden Cinemas, Inc. (New Jersey)
Liberty Tree Cinema Corp. (Massachusetts)
Loeks-Star Partners (Michigan)
Loews Arlington West Cinemas, Inc. (Texas)
Loews Baltimore Cinemas, Inc. (Maryland)
Loews Bristol Cinemas, Inc. (Connecticut)
Loews Centerpark Cinemas, Inc. (Maryland)
Loews Century Mall Cinemas, Inc. (Indiana)
Loews Cheri Cinemas, Inc. (Massachusetts)
Loews Cherry Tree Mall Cinemas, Inc. (Indiana)
Loews Cineplex Entertainment Gift Card Corporation (Virginia)
Loews Connecticut Cinemas, Inc. (Connecticut)
Loews Deauville North Cinemas, Inc. (Texas)
Loews East Hanover Cinemas, Inc. (New Jersey)
Loews Fort Worth Cinemas, Inc. (Texas)
Loews Freehold Mall Cinemas, Inc. (New Jersey)
Loews Fresh Pond Cinemas, Inc. (Massachusetts)
Loews Houston Cinemas, Inc. (Texas)
Loews Lafayette Cinemas, Inc. (Indiana)
Loews Lincoln Plaza Cinemas, Inc. (Texas)
Loews Meadowland Cinemas 8, Inc. (New Jersey)
Loews Meadowland Cinemas, Inc. (New Jersey)
Loews Montgomery Cinemas, Inc. (Pennsylvania)
Loews Mountainside Cinemas, Inc. (New Jersey)
Loews New Jersey Cinemas, Inc. (New Jersey)
Loews Newark Cinemas, Inc. (New Jersey)
Loews Pentagon City Cinemas, Inc. (Virginia)
Loews Richmond Mall Cinemas, Inc. (Ohio)
Loews Ridgefield Park Cinemas, Inc. (New Jersey)
Loews Toms River Cinemas, Inc. (New Jersey)
Loews West Long Branch Cinemas, Inc. (New Jersey)
Loews-Hartz Music Makers Theatres, Inc. (New Jersey)
Mid-States Theatres, Inc. (Ohio)
Music Makers Theatres, Inc. (New Jersey)
New Brunswick Cinemas, Inc. (New Jersey)
Nickelodeon Boston, Inc. (Massachusetts)
Parsippany Theatre Corp. (New Jersey)
Premium Theater of Framingham, Inc. (Massachusetts)
Premium Theatre of Mayfair, Inc. (Wisconsin)
Red Bank Theatre Corporation (New Jersey)
Sack Theatres, Inc. (Massachusetts)
Stroud Mall Cinemas, Inc. (Pennsylvania)
White Marsh Cinemas, Inc. (New Jersey)

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Exhibit A Delaware Corporate Guarantors
Exhibit B Delaware LLC Guarantors
Exhibit C California Corporate Guarantors
Exhibit D Illinois Guarantors
Exhibit E New York Guarantors
Exhibit F Washington, D.C. Guarantor
Exhibit G Remaining Guarantors (Jurisdiction of Organization)